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                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES          EXHIBIT 11
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)

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
                                                                       THREE MONTHS ENDED           YEARS ENDED
                                                                           DECEMBER 31,             DECEMBER 31,
                                                                       -------------------      --------------------
                                                                         2001        2000         2001        2000
                                                                       -------      ------      -------      -------
BASIC
Net earnings (loss)
     Continuing operations                                             $   400       2,089        7,925       13,694
     Discontinued operations                                            (1,030)       (180)      (1,240)          --
                                                                       -------      ------      -------      -------
                                                                          (630)      1,909        6,685       13,694
Preferred stock dividend requirements                                       --        (800)      (1,638)      (3,200)
Accretion on preferred stock                                                --        (111)        (225)        (441)
Net gain on repurchases of preferred stock                                  --          --          739           --
                                                                       -------      ------      -------      -------
Net earnings (loss) available to common shareholders                   $  (630)        998        5,561       10,053
                                                                       =======      ======      =======      =======

Shares:
    Weighted average number of common shares outstanding                 8,785       8,907        8,748        9,139
                                                                       =======      ======      =======      =======

Net earnings (loss) per common share
     Continuing operations                                             $  0.05        0.13         0.78         1.10
     Discontinued operations                                             (0.12)      (0.02)       (0.14)          --
                                                                       -------      ------      -------      -------
                                                                       $ (0.07)       0.11         0.64         1.10
                                                                       =======      ======      =======      =======


DILUTED
Net earnings (loss) available to common shareholders                   $  (630)        998        5,561       10,053
Dividends on convertible preferred shares                                   --          --           25          400
                                                                       -------      ------      -------      -------
Net earnings (loss) for diluted calculation                            $  (630)        998        5,586       10,453
                                                                       =======      ======      =======      =======

Shares:

    Weighted average number of common shares outstanding                 8,785       8,907        8,748        9,139
     Shares issuable from assumed exercise of options and warrants         410          --          209          251
     Convertible preferred stock                                            --          --           35          556
                                                                       -------      ------      -------      -------

                                                                         9,195       8,907        8,992        9,946
                                                                       =======      ======      =======      =======

Net earnings (loss) per common share
     Continuing operations                                             $  0.04        0.13         0.76         1.05
     Discontinued operations                                             (0.11)      (0.02)       (0.14)          --
                                                                       -------      ------      -------      -------
          Total                                                        $ (0.07)       0.11         0.62         1.05
                                                                       =======      ======      =======      =======
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